Exhibit 15.2

Consent of Han Kun Law Offices

To:

Kanzhun Limited

18/F, GrandyVic Building

Taiyanggong Middle Road

Chaoyang District, Beijing 100020

People’s Republic of China

Date: April 27, 2023

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—Regulation,” “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIE and Its Shareholders” and “Item 10. Additional Information—E. Taxation” in Kanzhun Limited’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference into the registration statement on Form S-8 (File No. 333-261609) pertaining to Kanzhun Limited’s Amended and Restated 2020 Global Share Plan, the registration statement on Form S-8 (File No. 333-270709) pertaining to Kanzhun Limited’s Post-IPO Share Scheme and the registration statement on Form F-3 (File No. 333-268834). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES